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                                                                    EXHIBIT 99.2


[NEWS RELEASE]

Contact(s):                                              Media Inquiries:
              Visteon Corporation
              Greg Gardner                               Public Affairs
              313-755-0927                               5500 Auto Club Drive
              ggardne9@visteon.com                       Dearborn, MI  48126
                                                         Facsimile: 313-755-7983

              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com
                                                                  [VISTEON LOGO]



VISTEON DECLARES SECOND QUARTER DIVIDEND

DEARBORN, Mich., April 10, 2002 -- The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on June 3, 2002, to shareholders of record as of May 3, 2002. This is Visteon's eighth dividend announcement since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 79,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com


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